Exhibit 32

CERTIFICATIONS

I, David Freedman, hereby certify that the annual report being filed herewith containing financial statements fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (16 U.S. C. 78m or 78o(d)) and that the information contained in said periodic report fairly presents, in all material respects, the financial condition and results of operations of New Brunswick Scientific Co., Inc. for the period covered by said annual report.

March 20, 2006	/s/ David Freedman
Name: David Freedman
Chairman and
Chief Executive Officer

I, Thomas Bocchino, hereby certify that the annual report being filed herewith containing financial statements fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (16 U.S. C. 78m or 78o(d)) and that the information contained in said periodic report fairly presents, in all material respects, the financial condition and results of operations of New Brunswick Scientific Co., Inc. for the period covered by said annual report.

March 20, 2006	/s/ Thomas Bocchino
Name: Thomas Bocchino
Vice President, Finance,
Treasurer and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to New Brunswick Scientific Co., Inc. and will be retained by New Brunswick Scientific Co., Inc. and furnished to the Securities and Exchange Commission or its staff upon request.